EXHIBIT 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Pre-Effective Amendment No. 8 to Registration Statement No. 333-115353 of The Beacon Financial Futures Fund, L.P. of our reports dated February 3, 2005 on The Beacon Financial Futures Fund, L.P. and February 25, 2005 on Beacon Management Corporation, each appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading “EXPERTS” in such Prospectus.

/S/    DELOITTE & TOUCHE LLP

Princeton, New Jersey

February 25, 2005